SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2018

DETERMINE, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Junior Secured Convertible Purchase Agreement, Issuance of Junior Secured Promissory Notes and Issuance of Common Stock Warrant

On December 21, 2018, Determine, Inc. (the “Company”) entered into Amendment No. 2 (“Amendment No. 2”) to its existing Junior Secured Convertible Note Purchase Agreement (the “Purchase Agreement”) dated December 27, 2016 with MILFAM II L.P. (“Milfam”), and Alimco Financial Corporation, a Delaware corporation formerly known as Alliance Semiconductor Corporation (“Alimco”, and together with Milfam, the “Investors”), each an affiliate of the estate of Lloyd I. Miller, III (“Miller”), the Company’s largest stockholder, and Miller, as Lender’s Agent, as previously amended by Amendment No. 1 dated November 16, 2018.

Amendment No. 2, among other things, removed the requirement under Amendment No. 1 that Advances be approved by Investors and Advances be limited to $250,000 per draw. Further, pursuant to the terms of Amendment No. 1, the Company was advanced $526,522.96, but no further draws will be made under Amendment No. 1 pursuant to Amendment No. 2, and will continue to accrue interest under the promissory notes as originally issued. The amendment fee of $270,000 under Amendment No. 1 remains earned, accrued, and payable on the Maturity Date (as defined below), provided, however, there will be no additional amendment fees under Amendment No. 1 and the supplemental fee may no longer be earned or accrued and will not be payable.

Amendment No. 2 enabled the Company to receive an immediate cash advance of $2,473,477 as evidenced by Junior Secured Promissory Notes issued thereunder (the “Notes”) and accrues interest at an annual rate of 10% on the aggregate outstanding principal amount, payable quarterly, beginning on December 31, 2018. The Company has the option to pay any amounts of interest due under the Notes by compounding and adding such interest amount to the unpaid principal amount of the Notes, based on an interest rate calculated at 12% per annum. The Notes are due on the earlier of (i) December 27, 2021 or (ii) a transaction resulting in a change of control of the Company (the “Maturity Date”).

Pursuant to the terms of Amendment No. 2, the Company agreed to pay to the Investors, conditioned on the Company’s immediate receipt of $2,473,477, which, in addition to the amount received pursuant to the terms of Amendment No. 1, totals $3,000,000, warrants exercisable for up to 10,500,000 shares of the Company’s common stock at an exercise price of $0.01 per share (the “Warrants”).  The Company received the $2,473,477 amount and issued such Warrants on December 21, 2018.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment, the Warrants and the Junior Secured Promissory Notes filed as Exhibits 10.1 through 10.5 to this Current Report, the description of the Purchase Agreement and Junior Secured Promissory Notes set forth in the Company’s Form 8-K filed on November 21, 2018 and the description of the Security Agreement and Subordination Agreement filed as Exhibits 10.4 and 10.5 to the Company’s report on Form 8-K filed on December 30, 2016, each of which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to the Junior Secured Convertible Note Purchase Agreement

10.2	Warrant to Purchase Common Stock, issued to MILFAM II L.P.

10.3	Junior Secured Promissory Note, issued to MILFAM II L.P.

10.4	Warrant to Purchase Common Stock, issued to Alimco Financial Corporation.

10.5	Junior Secured Promissory Note, issued to Alimco Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2018

DETERMINE, INC.

By:	/s/ John Nolan
Name:	John Nolan
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to the Junior Secured Convertible Note Purchase Agreement

10.2	Warrant to Purchase Common Stock, issued to MILFAM II L.P.

10.3	Junior Secured Promissory Note, issued to MILFAM II L.P.

10.4	Warrant to Purchase Common Stock, issued to Alimco Financial Corporation.

10.5	Junior Secured Promissory Note, issued to Alimco Financial Corporation.